EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

        I hereby consent to the incorporation by reference of my report dated July 12, 2019 relating to the financial statements of IEH Corporation (the “Company”) as of and for the years ended March 29, 2019 and March 30, 2018 included in this Annual Report on Form 10-K/A into the Company’s previously filed Registration Statement on Form S-8 (File No. 333-224675).

/s/ Manuel Reina, CPA
Manuel Reina, CPA

 West Babylon, New York

March 20, 2020